Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference to our firm under the caption “Selected Financial Data” and the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-29487, 333-94759, 333-117361 and 333-118928) pertaining to the Orphan Medical, Inc.’s, 1994 Stock Option Plan, 2004 Stock Incentive Plan and Employee Stock Purchase Plan, and the Registration Statements on Form S-3 (Nos. 333-90651, 333-68701, 333-66651, 333-60197, 333-51287, 333-33552 and 333-114460) and in the related Prospectuses of our reports dated March 14, 2005, with respect to the financial statements and schedule of Orphan Medical, Inc., Orphan Medical, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Orphan Medical, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
March 14, 2005